Exhibit 99.1

Planet 13 Announces Annual Meeting Date and Record Date and Shareholder Proposal Deadline

Las Vegas, Nevada – January 23, 2024 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, announced today that it will hold its annual meeting of shareholders (the “2024 Annual Meeting”) on June 11, 2024 at 12:00 p.m. (Pacific Daylight Time), using a hybrid meeting format. The meeting will be physically held at the Company’s offices located at 2548 West Desert Inn Road, Las Vegas, Nevada and will be virtually held via an online portal at www.virtualshareholdermeeting.com/PLNH2024. The Company’s Board of Directors (the “Board”) also set a record date of April 12, 2024, entitling shareholders of record as of such date to notice of and to vote at the 2024 Annual Meeting.

The Company will provide additional details regarding the exact time, location, and matters to be voted on at the 2024 Annual Meeting in the Company’s proxy statement for the 2024 Annual Meeting to be filed with the Securities and Exchange Commission prior to the 2024 Annual Meeting. In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing shareholders of the deadlines with respect to the submission of (i) proposals intended to be included in the Company’s proxy statement under Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) and (ii) proposals under the advance notice provisions of the Company’s bylaws (“Bylaws”) applicable to shareholders desiring to bring nominations for directors or proposals other than pursuant to Rule 14a-8.

Deadline for Rule 14a-8 Shareholder Proposals

To be considered for inclusion in proxy materials for the 2024 Annual Meeting, shareholder proposals submitted pursuant to Rule 14a-8 and intended to be presented at the 2024 Annual Meeting must be received by the Company’s Secretary at Planet 13 Holdings Inc., 4675 West Teco Ave., Suite 250, Las Vegas, Nevada 89118 no later than the close of business (Pacific Daylight Time) on March 13, 2024, which the Company believes to be a reasonable time before it expects to begin to print and send its proxy materials for the 2024 Annual Meeting. Any proposal received after such date will be considered untimely. All Rule 14a-8 proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the Company’s proxy materials for the 2024 Annual Meeting.

Advance Notice Deadline for Director Nominations and Other Shareholder Proposals

The Bylaws include separate advance notice provisions applicable to shareholders desiring to bring nominations for directors or to bring proposals before an annual meeting of shareholders other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Company’s Secretary regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2024 Annual Meeting other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Company’s Secretary no earlier than close of business on February 12, 2024 (the 120th day prior to the 2024 Annual Meeting date) and no later than close of business on March 13, 2024 (the later of the 90th day prior to the 2024 Annual Meeting date or the tenth day after public disclosure of the 2024 Annual Meeting date).

About Planet 13

Planet 13 (https://planet13.com/investors/) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and upcoming sites in Florida. Home to the nation’s largest dispensary located just off The Strip in Las Vegas, Planet 13 recently opened its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13 holds a medical marijuana treatment center license in Florida allowing for state-wide expansion throughout the Sunshine State. Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to the date on which the 2024 Annual Meeting will be held. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, those assumptions, risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any of the Company’s subsequent periodic reports filed with the U.S. Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca. Forward-looking statements contained herein are made only as to the date of this press release and we assume no obligation to update or revise any forward-looking statements should they change, except as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

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